NYSE Amex Equities Exchange Symbol - UEC

Uranium Energy Corp Reports Fiscal 2011 Production Results and Provides Operations Update

Corpus Christi, TX, October 13, 2011 - Uranium Energy Corp (NYSE AMEX: UEC, the "Company") is pleased to report financial and production results for the fourth quarter and fiscal year ended July 31, 2011. Major fourth quarter highlights include the following:

  Production increased and costs remain low: During the fourth quarter, only the second full quarter of Palangana Mine production, the Company produced 83,000 pounds of U3O8 in inventory, including work-in-progress, as compared with 49,000 pounds in the previous quarter. Since commencement of production in November 2010 through to July 31, 2011, the Company has produced a total of 153,000 pounds of U3O8 at a cash operating expense of approximately $13 per pound;

  The Company signed its first multi-year sales contract;

  Both Palangana and Salvo projects received substantial ongoing exploration and development;

  The Company acquired the historically significant Anderson Mine project in Arizona: In May 2011, terms were finalized to merge with Concentric Energy Corp. to acquire the Anderson Mine uranium project, a 7,581-acre mineral claim block located in Yavapai County, Arizona, a former open-pit producer which has received 1,400 development drill holes. This transaction completed after the close of the fourth quarter;

  The Company acquired the Coronel Oviedo Uranium Project in Paraguay: This 247,000-acre (100,000-hectare) project area holds similar geology, and similar geological potential, as the South Texas uranium belt; and

  The balance sheet remains strong: As of July 31, 2011, the Company remains debt-free with $30.7 million of cash in the treasury and 153,000 lbs. of U3O8 in inventory.

Amir Adnani, President and Chief Executive Officer, stated, "During our fiscal fourth quarter, we continued to make significant progress with operations, delivering production growth at competitive margins, validating our regional Texas 'hub-and-spoke' strategy. With an eye to the next up-cycle, we have been acquiring projects with significant historical work at an attractive discount and with minimal dilution to the Company. Concurrently, we see a groundswell of positive indicators emerging for the nuclear industry, and are optimistic about the prospects for major growth in the industry."

Palangana Mine - Production Update

Since production began in November 2010 through to the July 31, 2011 fiscal year-end, the Company has produced a total of 153,000 pounds of U3O8 in inventory, including work-in-progress, at a cash operating expense of approximately $13 per pound. Well-pattern performance continued to improve with production of 83,000 pounds of U3O8 during the fourth quarter of Fiscal 2011, which represents only the second full quarter of Palangana Mine production. The Company is stockpiling this uranium inventory for future sales in the firming spot market, and anticipates generating its first uranium sales this calendar year.

The three-phase startup of Production Area-1 at the Palangana Mine is continuing with the average depth of the wells at approximately 450 feet. Production initially commenced at the Phase I wellfield (18 production and 27 injection wells) in November 2010, followed by the Phase II wellfield (32 production and 22 injection wells) in April 2011, with the final Phase III wellfield (21 production and 18 injection wells) having commenced production in early October.

Subsequent to the July 31, 2011 year-end, field crews are addressing performance variations in certain wells. As a result, indications for fiscal first quarter 2012 production range between 60,000 to 70,000 pounds U3O8. A number of injection and production wells in the Phase 1 wellfield, the smallest of the three fields, which has already produced 27% of the indicated NI 43-101 resource of approximately 300,000 pounds, are being recompleted, and new wells are being drilled to determine if plugging has occurred. Phase II wells are also being evaluated and production is reduced there at least temporarily. As noted above, the Phase III wellfield commenced operations in early October.

Palangana - Ongoing Exploration and Development

During the fourth quarter, the Company's exploration group continued to direct and investigate resource expansion efforts at Palangana. The Company's development team continues to bring Production Area-2 closer to initial production with production drilling anticipated to start this calendar year. Production Area-3 is progressing, with the application for Production Area Authorization anticipated to be submitted by December 2011.

Goliad Development Update

Subsequent to the close of the fourth quarter, the Texas Commission on Environmental Quality (TCEQ) has continued to make progress with the one remaining license needed to initiate construction at the Goliad project, the Radioactive Materials License (RML), which was received in draft form on August 29, 2011. The final RML is anticipated this calendar year. Before the Company initiates in-situ recovery of uranium at Goliad's Production Area One, the regional Environmental Protection Agency must complete its review of and concur with the Aquifer Exemption which has already been granted to the Company by TCEQ.

Salvo Exploration

Phase II drilling of 47 holes in prospective new zones concluded during the summer of 2011 to further expand the current Inferred Resource Estimate of approximately 2.8 million pounds. Metallurgical and other tests are also being performed to reaffirm ISR amenability at Salvo. The project area was expanded during the fourth quarter to include additional prospective zones.

Paraguay Update

The Company has acquired a 247,000-acre uranium property located in the area of Coronel Oviedo, Paraguay. Share dilution to acquire the project was well below 1%. The Coronel Oviedo Project is geologically very similar to the Company's projects in the South Texas uranium belt and is anticipated to be ISR-amenable as initially indicated through pump-test studies. This project is an excellent fit for our technical team which has a distinctive track record of discovering and advancing sandstone-hosted uranium deposits. The Company plans to complete a 10,000-meter drill program early in Fiscal 2012.

Financial Review

The following is a financial review of the Company for the three months and twelve months ended July 31, 2011, and should be read in conjunction with the consolidated financial statements and management's discussion and analysis as contained in the Company's Form 10-K filing available at the Company's website at www.uraniumenergy.com or on EDGAR at www.sec.gov.

Results of Operations

For the three months ended July 31, 2011, the Company recorded a net loss of $5.6 million or $0.08 per share (2010 Q4: $7.2 million or $0.13 per share). For Fiscal 2011, the Company recorded a net loss of $27.4 million or $0.40 per share (Fiscal 2010: $14.5 million or $0.25 per share, which includes a gain on sale of Cibola Resources, LLC of $8.5 million or $0.14 per share). Expenses for Fiscal 2011 totaled $27.9 million (Fiscal 2010: $22.4 million) and include $11.4 million (Fiscal 2010: $6.4 million) for mineral property expenditures, $8.8 million (Fiscal 2010: $7.6 million) for general and administrative, $6.3 million (Fiscal 2010: $7.0 million) for stock-based compensation and $1.1 million (Fiscal 2010: $0.8 million) for depreciation, depletion and accretion.

The Company has grown substantially, particularly over the last two years since the acquisition of the South Texas Mining Venture, L.L.P. in December 2009. This resulted in the acquisition of the Corpus Christi office and existing infrastructure, and focused the Company towards the commencement of production at the Palangana Mine in November 2010, including preparation of the Hobson Processing Facility, for most of Fiscal 2010 and the first half of Fiscal 2011. At July 31, 2011, we held uranium concentrates in inventory but did not generate revenue from sales during Fiscal 2011.

The Company announced its first multi-year uranium sales contract on June 16, 2011. The sales contract provides for the delivery of 300,000 pounds of U3O8 over a period of three years starting in August 2011, with the price to be based on published market price indicators at the time of delivery.

Liquidity

Net cash used in operating activities for the fiscal year ended July 31, 2011 was $23.7 million compared to $5.0 million last year. Net cash provided from financing activities for the twelve months ended July 31, 2011 was $36.8 million compared to $1.2 million last year. Net cash used in investing activities for the twelve months ended July 31, 2011 was $3.5 million compared to net cash provided of $9.2 million last year. As of July 31, 2011, the Company had cash and cash equivalents of $30.7 million.

Acquisitions Update

The downturn in the uranium market has provided the Company with an excellent opportunity to make strategic acquisitions at attractive discounts to historical valuations. The Company closed two transactions subsequent to the fourth quarter.

Anderson Project in Arizona

The Company and Concentric Energy Corp. ("Concentric") announced the completion of the stock-for-stock merger (the "Merger") effected under the laws of Nevada on September 9, 2011. Under the Merger, which was previously announced on May 6, 2011, UEC has issued 1,253,440 common shares of the Company to the former Concentric stockholders to acquire Concentric. The sole purpose of the Merger was to acquire Concentric's undivided 100% interest in the Anderson Property, a 7,581-acre mineral claim block located in Yavapai County, Arizona, with a previous history of small-scale, open-pit uranium production.

With the acquisition of the Anderson Mine project, UEC is now the leading uranium player in Arizona, as well as in South Texas. Arizona is both a business and energy-friendly state. Three of the largest nuclear power plants in the U.S. are in Arizona, and all three plants have recently received their 20-year license extensions.

South Texas Uranium Exploration Data

Additionally, the Company completed the acquisition of a South Texas uranium exploration data package (the "Database") from Uranium One. Refer to the Company's news release dated August 31, 2011 which provides specific details on the acquired data, as well as the history of the Database. This strategic database is anticipated to significantly advance the Company's ongoing exploration efforts in South Texas.

Uranium Market Update

During the Company's fourth quarter ending July 31, 2011, the spot price of uranium decreased from $55.50/lb. to $51.50/lb. according to the Ux Consulting Company. Since the earthquake and tsunami in Japan occurred during March 2011, and as news of reactor damage at the Fukushima nuclear power plant began emerging, the spot uranium price declined very rapidly from $68.00/lb. to $50.00/lb. and has since stayed in a narrow range. The primary sellers appeared to be financial institutions and traders and the primary buyers were utilities and producers during this very tumultuous time. Since then, the spot price seems to be finding strong support in the low $50's, and the longer term contract uranium price has declined from $73.00/lb. to $64.00/lb., post-Fukushima, according to the Ux Consulting Company.

Looking forward, despite concerns generated by the Japanese developments, the underlying uranium market fundamentals still point in favor of insufficient supply relative to current and growing demand on a longer-term basis. The worldwide nuclear build-out continues and the number of reactors currently under construction totals 62 in 15 different countries. The largest percentage of nuclear expansion is planned in China where 27 new-generation reactors are currently under construction. China, India, Russia and South Korea continue to lead the global nuclear build-out and these governments have reaffirmed their commitment to nuclear energy post-Fukushima.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which is in the final stages of mine permitting for production. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to in this news release are economically or legally mineable.

Under NI 43-101 an issuer may disclose an estimate of the quantity and grade of a historical mineral resource made before the instrument came into force if the estimate is an estimate of mineral resources prepared by or on behalf of a person or company other than the issuer and the disclosure identifies the source and date of the historical estimate, confirms that the historical estimate is relevant, comments on its reliability, and explains any differences between the categories used in the historical resource and those permitted by NI 43-101. Any such resources are historical in nature and were compiled before the implementation of NI 43-101 reporting standards, and the Company may not have independently verified any such resource so is not treating them as current resources. Any such historical resources were prepared to industry standards in place at the time and are considered relevant today. Any such estimate, although prepared by experienced personnel and considered relevant should not be relied on.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.